SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         Date of Report (Date of earliest event report): March 28, 2001

                       CAPITAL GAMING INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

        New Jersey                  0-19128                   22-3061189
     (State or other        (Commission File Number)            (I.R.S.
     jurisdiction of                                            Employer
     incorporation)                                             Identification
     Number)

     3030  E.  Camelback  Road
     Suite  295
     Phoenix,  Arizona                                          85016
     (Address  of  principal                                    (Zip Code)
     executive  offices)

                                 (602) 667-0670
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed from last report)

     "Item  5.  Other Events"
     ------------------------

     1.  Settlement with  Laguna  Development  Corporation
     -----------------------------------------------------

     On March 28, 2001 the Company's wholly-owned subsidiary, Capital Gaming Management, Inc. ("CGMI"), amicably settled its contractual disagreement with the Laguna Development Corporation pursuant to a Settlement Agreement and Mutual Release ("Settlement Agreement") by and among CGMI, the Pueblo of Laguna ("POL"), the Laguna Development Corporation ("LDC") and others. Pursuant to the Settlement Agreement, the parties terminated the Management Agreement, loan documents, leases and other documents between the parties in exchange for payment by the LDC of settlement proceeds in the amount of One Million Seven Hundred Thirty-Two Thousand ($1,732,000) Dollars, which payment was made on March 28, 2001. In addition, the parties and others exchanged mutual releases. The settlement of the Management Agreement with the LDC represents the cessation of the last income-producing asset of the Company and its subsidiaries.


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     For previously disclosed information regarding the Management Agreement and related documents between CGMI and the LDC, and the contractual disagreement between the parties, reference is made to the following reports of the Company filed under Section 13 of the Securities Exchange Act of 1934, all of which are on file at the Securities and Exchange Commission: Annual Report on Form 10-K for the fiscal year ended June 30, 2000 and Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2000 and December 31, 2000.

     2.  Settlement  with  Narragansett  Indian  Tribe
     -------------------------------------------------

     On April 2, 2001 the Company's wholly-owned subsidiary, Capital Development Gaming Corporation ("CDGC"), amicably settled its contractual dispute with the Narragansett Indian Tribe pursuant to mutual Release Agreements ("Releases") given by each party to the other. Pursuant to the Releases, the Narragansett
Tribe executed and delivered to CDGC a promissory note ("Promissory Note") in the amount of Ten Million ($10,000,000) Dollars as settlement of the contractual dispute. The Promissory Note provides that principal shall be due and payable in eighty-three (83) equal monthly installments of $119,000, followed by an 84th and final month's installment of $123,000, beginning on the sixtieth (60th) calendar day (the "Commencement Date") after the opening by the Tribe of any gaming, casino or similar facility, project or enterprise, whether on Tribal land, Settlement Act land, trust land or commercial land wholly or partially within the State of Rhode Island. The Promissory Note further provides that it may be prepaid at any time, without premium or penalty, and that interest will be charged and payable monthly on the outstanding principal balance of the Promissory Note from the Commencement Date until the full amount of principal due under the Promissory Note has been paid, at a rate equal to the prime rate plus one percent (1%) per annum as of the Commencement Date. The Promissory Note further provides that the Narragansett Tribe's obligation to pay such debt shall be limited as to source of revenues, dividends or other payments payable or due to the Tribe arising from or in connection with any casino project. In connection with the settlement of the contractual dispute with the Narragansett Tribe, CDGC and Boyd Gaming Corporation also exchanged mutual releases. There can be no assurance that the Narragansett Tribe will open a gaming, casino or similar facility, project or enterprise within the state of Rhode Island, or that any such facility, project or enterprise, if opened, will generate sufficient cash flow to service the Promissory Note.

     For previously disclosed information regarding the Management Agreement with the Narragansett Tribe and the contractual disagreement between the parties, reference is made to the following reports of the Company filed under
Section 13 of the Securities Exchange Act of 1934, all of which are on file at the Securities and Exchange Commission: Annual Report on Form 10-K for the fiscal year ended June 30, 2000 and Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2000 and December 31, 2000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     May  4,  2001                        CAPITAL GAMING INTERNATIONAL, INC.

                                          By:   /s/  Charles  Brewer
                                          -----------------------------------
                                          Name:    Charles  Brewer, President


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